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                                                                   Exhibit 10(G)

                       VF EXECUTIVE DEFERRED SAVINGS PLAN
                 (Amended and Restated as of September 1, 1999)

         The VF Executive Deferred Savings Plan, amended and restated as of September 1, 1999 (the "Plan"), has been adopted by VF Corporation to allow senior executive personnel of the Company and its subsidiaries who are among a select group of management or highly-compensated employees to defer their compensation. The intention of VF Corporation is that the Plan be at all times maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended ("Code"), and administered as a "top hat" plan, exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                    SECTION I
                                   DEFINITIONS

         Unless otherwise required by the context, the terms used herein shall have the meanings as set forth below:

         1. "ACCRUED BENEFIT" means the sum of a Participant's Basic Deferrals (and any gains and losses credited thereon) and the vested portion of the Participating Employer's Matching Deferrals (and any gains and losses credited thereon).

         2. "BASIC DEFERRAL" means that portion of a Participant's Earnings elected to be deferred under the terms of this Plan.

         3. "BENEFICIARY" means the individual or entity named pursuant to the Plan to receive benefit payments hereunder in the event of the death of the Participant.

         4. "CHANGE OF CONTROL" of the Company means the same under this Plan as it does in the then-current Form of Change in Control Agreement with senior management of the Company.

         5. "COMMITTEE" means the VF Corporation Pension Plan Committee, as appointed from time to time by the Board of Directors of the Company.

         6. "COMPANY" means VF Corporation, a Pennsylvania corporation.

         7. "EARNINGS" means a Participant's total salary, including any cash bonus payments made to a Participant by a Participating Employer in a Plan Year. For purposes of this Plan, Earnings shall be determined after taking into account any deferrals made by the Participant under the VF Corporation Deferred Compensation Plan. Earnings shall not include any reimbursement for expenses paid to a Participant by a Participating Employer nor shall Earnings include any payments or contributions made by a Participating Employer pursuant to a plan or


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arrangement, on behalf of a Participant, which results in imputed income to the
Participant for federal income tax purposes. Notwithstanding the foregoing, however, Earnings shall not be deemed reduced by the amount of a Participant's Basic Deferrals under this Plan or by the amount of a Participant's pre-tax elective contributions under a "cafeteria plan" (as defined under Code Section 125 and applicable regulations) maintained by a Participating Employer.

         8. "MATCHING DEFERRAL" means the additional deferral amount credited to a Participant by a Participating Employer under the terms of this Plan.

         9. "PARTICIPANT" means an eligible employee who voluntarily agrees to participate in this Plan in accordance with its provisions.

         10. "PARTICIPATING EMPLOYER" means and includes the Company, where applicable, and any subsidiary corporation of the Company, the eligible employees of which are designated by the Committee to participate in this Plan.

         11. "PLAN" means the VF Executive Deferred Savings Plan, amended and restated as of September 1, 1999 and as it may be amended subsequently from time to time.

         12. "PLAN YEAR" means the calendar year.

         13. "SERVICE" means the sum of (i) the vesting service, if any, the Participant accrued, or such service as is recognized for the Participant, under the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of the date the Participant commences participation in this Plan and (ii) service while eligible to participate under this Plan. An employee shall be credited with Service under (ii) hereof for each calendar month during which he or she performs services while eligible to participate in this Plan. Service shall also include the following periods:

                  (a) Any leave of absence from employment which is authorized by the Participating Employer;

                  (b) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Participant returns to the employment of a Participating Employer within the period his or her re-employment rights are protected by law; and

                  (c) Service with any related VF company or enterprise if, and to the extent that, the Committee determines that such service should be counted.


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         14. "SEVERANCE FROM SERVICE" means the date on which a Participant's employment with a Participating Employer is terminated for any reason other than death or Total Disability. A Severance from Service does not occur if a Participant is transferred to another Participating Employer. If the Committee, in its discretion, revokes a subsidiary's status as a Participating Employer or if a Participating Employer ceases to be a subsidiary of the Company, either through sale, merger or other transaction, then all Participants employed by such Participating Employer shall be deemed to have incurred a Severance from Service effective as of the date of such revocation or such transaction, as applicable, unless and to the extent that the Committee determines otherwise. The Committee may also determine, in selected cases, that a Participant's Severance from Service occurs at a date subsequent to his or her actual termination date.

         15. "SPOUSE" means the person to whom the Participant is legally married at the time relevant to any determination under the Plan.

         16. "TOTAL DISABILITY" means a physical or mental impairment that qualifies a Participant for disability benefits under a long-term disability benefits plan maintained by a Participant's Participating Employer and/or eligibility for disability benefits under the Social Security Act. All determinations of Total Disability for purposes of this Plan shall be based on the fact that the Participant is in receipt of disability payments under either or both the above-referenced disability benefits plans.


                                   SECTION II
                                   ELIGIBILITY

         1. An individual shall be eligible to participate in this Plan if he or she is working for a Participating Employer in a capacity classified by the Participating Employer as that of an employee and, for compensation purposes, is classified by the Participating Employer as grade 20 (or its equivalent) or above.

         2. Participation in this Plan by an eligible employee is voluntary.

         3. In the event that an individual ceases to be an eligible employee after becoming a Participant hereunder, he or she shall make no further Basic Deferrals unless and until he or she shall again become an eligible employee.



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                                   SECTION III
                                    DEFERRALS

         1.       BASIC DEFERRALS.

                  (a) ELECTION. A Participant may elect to defer any portion of his or her Earnings ("Basic Deferral") by directing his or her Participating Employer to reduce his or her Earnings by a whole percentage or amount authorized by a written election form executed by the Participant and approved by the Committee; provided, however, that a Participant may not reduce his or her annual salary below the applicable Social Security taxable wage base. Such Basic Deferral election shall be made during the December immediately prior to the Plan Year to which the election relates. A Participant who incurs a Total Disability, or who is on a leave of absence with the Participating Employer's consent, or in military service in conformity with the Participating Employer's policies, may continue to elect Basic Deferrals if Earnings are being continued by the Participating Employer.

                  (b) VESTING. A Participant shall have a nonforfeitable right to his or her Basic Deferrals and any credited gains or losses attributable thereto.

                  (c) CHANGE OF ELECTION. The percentage or amount of Earnings designated by the Participant as a Basic Deferral shall continue in effect, notwithstanding any change in Earnings, unless and until the Participant requests a change of such percentage or amount (increase, decrease or suspension) and obtains the consent of the Committee. A Participant, by submitting a written election form to the Committee prior to the first day of the calendar quarter for which the election is to become effective, may request a change of the percentage or amount of Basic Deferral. If the Committee consents, such change shall become effective no later than the first day of the calendar quarter next following such consent.

         2.       MATCHING DEFERRALS.

                  (a) AMOUNT. The Participating Employer shall credit an additional deferral amount ("Matching Deferral") equal to 50% of a Participant's Basic Deferral; provided, however, that such Matching Deferral shall not exceed $10,000 for any given Plan Year or such other amount as the Committee shall approve from time to time.

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                  (b)      VESTING. A Participant shall become vested in his or
                           her Matching Deferrals and any credited gains or losses attributable thereto at the rate of one-sixtieth (1/60th) per month of Service. Notwithstanding the foregoing, a Participant shall become 100% vested in his or her Matching Deferrals and any credited gains or losses attributable thereto if, prior to his or her Severance from Service (i) the Participant attains age 65, incurs a Total Disability or dies, or (ii) a Change of Control occurs.

                  (c) FORFEITURES. A Participant shall forfeit, upon his or her Severance from Service prior to the attainment of age 65, any right to Matching Deferrals (including credited gains or losses attributable thereto) in which he or she is not vested.


                                   SECTION IV
                                   INVESTMENT

         1. INVESTMENT ELECTION. A Participant may elect, pursuant to procedures established by the Committee and subject to applicable limitations herein, that his or her Basic and Matching Deferrals be credited with gains and losses as if such Deferrals had been invested (in increments of at least 1%) in one or more of the investment funds offered under the Plan, as may be determined by the Committee from time to time.

         2. CHANGE OF INVESTMENT ELECTION. A Participant may elect, pursuant to procedures established by the Committee and subject to applicable limitations herein, a change with respect to his or her previously-made investment election.

         3. SPECIAL RULE FOR CERTAIN PARTICIPANTS WHO INVEST IN THE VF CORPORATION STOCK FUND. If a Participant who is either a director or officer of the Company or otherwise subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") has Basic Deferrals or Matching Deferrals which, under this Plan, are credited with gains and losses as if invested in a fund composed of common stock of the Company (the "VF Corporation Stock Fund"), then such amounts shall continue to be so credited until such Participant's Severance from Service, Total Disability, or death, and, prior thereto, shall not be available for a hardship distribution pursuant to Section VIII. Any Participant who becomes subject to this limitation by reason of being appointed a director or officer of the Company or to such other position subject to Section 16 of the Exchange Act may elect, in accordance Subsection 2, that any portion of his or her prior Deferrals that had been previously credited with gains and losses as if invested in the VF Corporation Stock Fund be changed (together with all gains and losses credited thereto) to a different Fund or Funds under this Plan; provided, however, that such election is made and such change is implemented prior to the date of such appointment. For purposes of this Subsection 3,


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the term "officer" shall have the same meaning as that term is defined in Rule
16a-1(f) under the Exchange Act.


                                    SECTION V
                                     RECORDS

         The Committee shall create and maintain adequate records, in book entry form, for each Participant of Basic and Matching Deferrals and gains or losses credited thereto. Each Participant shall be informed of the status of his or her Accrued Benefit and vested percentage at least quarterly.


                                   SECTION VI
                                  PLAN BENEFITS

         1. SEVERANCE FROM SERVICE. Upon a Participant's Severance from Service, he or she shall be entitled to his or her Accrued Benefit payable in accordance with Section VII.

         2. DEATH. In the event of the death of a Participant prior to Severance from Service, the Participant's Beneficiary shall be entitled to a benefit equal to the Participant's Accrued Benefit payable in accordance with Section VII. In the event of the death of a Participant after a Severance from Service, the Participant's Beneficiary shall be entitled to that part, if any, of the Participant's Accrued Benefit which has not yet been paid to the Participant payable in accordance with Section VII.

         3. TOTAL DISABILITY. In the event a Participant incurs a Total Disability prior to Severance from Service, the Participant shall be entitled to his or her Accrued Benefit payable in accordance with Section VII.

         4. BENEFICIARY. Each Participant may designate a Beneficiary (along with alternate beneficiaries) to whom, in the event of the Participant's death, any benefit is payable hereunder. Each Participant has the right to change any designation of Beneficiary and such change automatically revokes any prior designation. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary shall not become effective until filed with the Committee; provided, however, that the Committee shall not recognize the validity of any designation received after the death of the Participant. The interest of any Beneficiary who dies before the Participant shall terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan shall be paid to the Spouse of the Participant if living at the time of payment, otherwise in equal shares to such of the children of the Participant as may be living at the time of payment; provided, however, that if there is no surviving Spouse or child at the time of payment, such payment shall be made to the estate of the Participant.


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                                   SECTION VII
                               PAYMENT OF BENEFITS

         1. The normal form for the payment of a Participant's Accrued Benefit shall be a lump-sum payment in cash, payable as soon as practicable after the event giving rise to the distribution.

         2. Notwithstanding the foregoing: (a) A Participant may request, by filing an application in writing to the Committee, that payment be made in installments over a period of not more than ten (10) years. Such written application must be made to the Committee at least sixty (60) days prior to the event which would entitle the Participant to a distribution, and the decision to permit the requested form of payment shall be made at the sole discretion of the Committee taking into account the interests of the Participant and the Company.
(b) (i) If a Participant dies prior to a Severance from Service and prior to filing a written application to the Committee for an installment payment, his or her Beneficiary shall have the right to file a similar application; provided, however, that in such circumstances, the Accrued Benefit shall not be payable to the Beneficiary (in whole or in part) prior to the ninetieth (90th) day following the Participant's death (unless the Committee determines otherwise) and the Beneficiary must file the written application with the Committee at least sixty (60) days prior to such payment day. (ii) If a Participant dies after a Severance from Service and the commencement of installment payments or at a time when installment payments are scheduled to commence, his or her Beneficiary shall have the right to file a written application to the Committee to receive any unpaid installments either in lump sum or in accordance with the schedule previously requested by the Participant and approved by the Committee; provided, however, that in such circumstances, the Accrued Benefit shall not be available to the Beneficiary (in whole or in part) prior to the ninetieth (90th) day following the Participant's death (unless the Committee determines otherwise) and the Beneficiary must file a written application with the Committee at least sixty (60) days prior to such payment date. The decision to permit the requested form of payment in either (i) or (ii) shall be in the sole discretion of the Committee taking into account the interests of the Beneficiary and the Company.


                                  SECTION VIII
                              HARDSHIP DISTRIBUTION

         Distribution may be made to a Participant of some or all of his or her Accrued Benefit in the event of an unforeseeable emergency; provided, however, that such a distribution shall not be made to any Participant who is a director of the Company or an officer as defined in Subsection 3 of Section IV or otherwise subject to Section 16 of the Exchange Act, from any Basic Deferrals or Matching Deferrals (or earnings thereon) which have been credited with gains and losses as if invested in the VF Corporation Stock Fund. The Participant shall file a written request with the Committee, and the Committee shall determine in its sole discretion, if an unforeseeable emergency exists, based on the facts of each case. For this purpose, "unforeseeable


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emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident involving the Participant, his or her Spouse or member of immediate family, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant; provided, however, that distribution shall not be made to the extent such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of a Participant's Basic Deferrals under the Plan. The Committee may, in its discretion, consider making similar distributions to a Beneficiary following the death of a Participant and the Beneficiary's incurring an unforeseeable emergency.


                                   SECTION IX
                                 FUNDING STATUS

         This Plan is unfunded. All obligations hereunder shall constitute an unsecured promise of the Company to pay a Participant's benefit out of the general assets of the Company, subject to all of the terms and conditions of the Plan, as amended from time to time, and applicable law. A Participant hereunder shall have no greater right to benefits provided hereunder than that of any unsecured general creditor of the Company.


                                    SECTION X
                                 ADMINISTRATION

         1. The Plan shall be administered by the Committee which shall have the following powers and responsibilities.

                  (a)      to amend the Plan;

                  (b)      to terminate the Plan;

                  (c) to construe the Plan, make factual determinations, consider requests made by Participants, correct defects, and take any and all similar actions considered by the Committee to be necessary to administer the Plan, with any instructions or interpretations of the Plan made in good faith by the Committee to be final and conclusive for all purposes;

                  (d) determine the investment options which may be utilized under the Plan, including any default option to be utilized if a Participant makes no investment request; and


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                  (e)      to take all other actions and do all other things
                           which are considered by the Committee to be necessary to the administration of the Plan.

         2. The Committee shall have complete discretion in carrying out its powers and responsibilities under the Plan, and its exercise of discretion hereunder shall be final and conclusive.

         3. The Committee may, in writing, delegate some or all of its powers and responsibilities to any other person or entity.

         4. The Committee may hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business at all meetings and a majority vote of those present and constituting a quorum at any meeting shall be required for action. The Committee may also act by written consent of a majority of its members.

         5. The Committee may adopt such rules for administration of the Plan as is considered desirable, provided they do not conflict with the Plan.

         6. The Committee may retain such counsel, and actuarial, medical, accounting, clerical and other services as they may require to carry out the provisions and purposes of the Plan.

         7. The Committee shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed auditor, or actuary, upon all certificates and reports made by any investment manager, or any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

         8. No member of the Committee shall be personally liable by virtue of any instrument executed by the member, or on the member's behalf, as a member of the Committee. Neither the Company nor a Participating Employer, nor any of their respective officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan except when the same is finally judicially determined to be due to the self dealing, willful misconduct or recklessness of such person. The Company shall indemnify and hold harmless its officers, directors, and those of any Participating Employer, and each member of the Committee against any and all claims, losses, damages, expenses (including attorneys' fees and the advancement thereof), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act regarding the Plan, to the greatest extent permitted by applicable law. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled.


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                                   SECTION XI
                          MODIFICATION AND TERMINATION

         The Committee reserves the right to terminate this Plan at any time or to modify, amend or suspend it from time to time, such right to include, without limitation, the right to distribute any and all Accrued Benefits. Any such termination, modification, amendment or suspension shall be effective at such date as the Committee may determine and may be effective as to all Participating Employers, or as to one or more Participating Employers, and their respective employees. The Committee shall notify all affected Participants of any such termination, modification, amendment or suspension and, in appropriate circumstances as determined by the Committee, shall also notify the relevant Participating Employers. A termination, modification, amendment or suspension may affect Participants generally, by class or individually, and may apply irrespective of whether they are past, current or future Participants; provided, however, that any such action may not eliminate or reduce the Accrued Benefit of any Participant as of the effective date of such action.


                                   SECTION XII
                             PARTICIPATING EMPLOYERS

         Any subsidiary corporation of the Company, the eligible employees of which are designated by the Committee to participate in this Plan, shall be a Participating Employer. The Committee, in its discretion, may revoke a subsidiary's status as a Participating Employer.


                                  SECTION XIII
                               GENERAL PROVISIONS

         1. Nothing contained herein shall be deemed to give any employee the right to be retained in the service of a Participating Employer or to interfere with the rights of a Participating Employer to discharge any employee at any time.

         2. It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, subject, however, to applicable law, but excluding devolution by death or mental incompetency, and no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be liable for or subject to any obligation or liability of such Participant, subject, however, to applicable law.


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         3. All payments of benefits under the Plan shall be subject to such taxes and other withholdings (federal, state or local) as may be due thereon, and the determination of the Committee as to withholding with respect to payments shall be binding upon the Participant and each Beneficiary.

         4. The sale of all of the assets of the Company, or a merger, consolidation or reorganization of the Company wherein the Company is not the surviving corporation, or any other transaction which, in effect, amounts to a sale of the Company or voting control thereof, shall not terminate this Plan or any related agreements and the obligations created hereunder or thereby and the same shall be binding upon the successors and assigns of the Company.

         5. If a Participant or Beneficiary entitled to receive any benefits hereunder is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee designate or to the duly appointed guardian.

         6. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding the conflict of law rules applicable therein.

                                      [END]


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